                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


The subsidiaries listed below are as at March 27, 2001 directly or indirectly, wholly-owned and all are consolidated in the financial statements.


                                              STATE OR COUNTRY IN WHICH
     SUBSIDIARY NAME                          INCORPORATED OR ORGANIZED
     ---------------                          -------------------------
     Alumitech, Inc.                          Delaware

     Alumitech of Cleveland, Inc.             Delaware

     Alumitech of Wabash, Inc.                Indiana

     AWT Properties, Inc.                     Ohio

     ETS Schaefer Corporation                 Ohio

     The Feldspar Corporation                 North Carolina

     Suzorite Mica Products Inc.              Ontario, Canada

     Suzorite Mineral Products, Inc.          Delaware

     Zemex Industrial Minerals, Inc.          Delaware

     Zemex Mica Corporation                   Delaware

     Zemex U.S. Corporation                   Delaware